EXHIBIT 10(xxiii)(a)

FIRST AMENDMENT TO THE STANLEY WORKS 2006 MANAGEMENT INCENTIVE PLAN

The Stanley Works (the "Company") hereby adopts this Amendment No. 1 (the "Amendment") to The Stanley Works 2006 Management Incentive Compensation Plan (the "Plan"). Capitalized terms not defined in this Amendment shall have the meaning set forth in the Plan. This Amendment is effective with respect to all awards granted on or after December 12, 2006. Except as amended hereunder, all other terms and conditions of the Plan shall remain in full force and effect.

1.	Section 7(h) of the Plan is hereby deleted in its entirety and replaced with the following:

Change in Control. Notwithstanding any provision in the Plan to the contrary, upon a Change in Control, unless otherwise determined by the Committee with respect to an Award at the time of its grant, each outstanding Award shall be cancelled and in respect of his or her cancelled Award a Participant shall receive a pro rata portion of the Award, calculated by assuming the achievement of the applicable Performance Goal or Performance Goals at target levels and then multiplying this amount by a fraction, the numerator of which is the number of days completed in the Performance Period prior to the Change in Control and the denominator of which is the total number of days in the Performance Period. The pro rata portion of the Award shall be paid in cash as soon as practicable following the Change in Control. In addition, if any Award which a Participant earned under the Plan during any Performance Period which ended prior to the Change in Control has neither been paid to the Participant nor credited to such Participant under a deferred compensation plan maintained or sponsored by the Company or an Affiliate prior to the Change in Control, such Award shall be paid to the Participant as soon as practicable and in no event later than the later of (i) March 1st following the year in respect of which the Award was earned or (ii) the fifteenth day following the Change in Control. After a Change in Control, the Committee may not exercise the discretion referred to in Section 5(b) to decrease the amount payable in respect of any Award which is outstanding immediately prior to the occurrence of the Change in Control.

THE STANLEY WORKS

By:
Its:	Vice President, Human Resources